WEBSITE DEVELOPMENT AGREEMENT

This Website Development Agreement (“Agreement”) is made and entered into on August 1, 2025 (“Effective Date”), by and between:

Client: Mira Qon Corporation, with principal place of business at 11312 E 44th St Unit #120, Kansas City, MO 64133 (“Client”),

and

Developer: Universal Advanced Tech Solutions SPC, with principal place of business at Oman, Muscat, Al Ghubra Lahab Building, Way 3812 Building Number 796, Floor No: 01, No: 12 (“Developer”).

Collectively referred to as the “Parties.”

1. Scope of Work

Developer shall design, develop, and deliver a custom website for Client in accordance with the specifications outlined in Exhibit A. Developer shall perform the services outlined below in sequential stages, with Project Management ongoing for the entire duration of the project. All dates are based on working days (Monday–Friday, excluding public holidays).

Stage 1 – Project Management (August 1, 2025 – September 30, 2025)
Developer shall manage all aspects of the project to ensure timely delivery and adherence to quality standards. This includes:

•	Initial project kickoff meeting and communication setup
•	Regular reporting and progress updates
•	Risk assessment and mitigation strategies
•	Coordination between design, development, and testing teams
•	Oversight of deliverables and adherence to timeline

Stage 2 – Discovery & Requirements Analysis (August 1, 2025 – August 8, 2025)
Developer shall gather business requirements, analyze objectives, and produce a technical roadmap. Tasks include:

•	Market and competitor analysis
•	Identifying functional and technical requirements
•	Drafting a requirements documentation
•	Approval of specifications by Client

Stage 3 – UI/UX Design (August 8, 2025 – August 21, 2025)
Developer shall design an intuitive, visually appealing, and responsive interface. This includes:

•	Creation of wireframes for key pages
•	Development of high-fidelity mockups
•	Adjustments for responsive layouts across devices
•	Review and approval by Client

Stage 4 – Front-End Development (August 21, 2025 – September 1, 2025)
Developer shall implement the user interface and interactive elements. Tasks include:

•	HTML5 and CSS3 structure implementation
•	JavaScript/React component development
•	Responsive design integration
•	Browser compatibility adjustments

Stage 5 – Back-End Development (September 1, 2025 – September 11, 2025)
Developer shall build the server-side architecture and core functionality. Tasks include:

•	Database design and setup
•	Authentication and security measures implementation
•	Performance optimization on server side

Stage 6 – CMS Integration (September 11, 2025 – September 23, 2025)
Developer shall enable non-technical staff to manage website content. Tasks include:

•	CMS installation and configuration
•	Development of custom templates
•	Structuring and migration of initial content

Stage 7 – Deployment & Launch Support (September 23, 2025 – September 25, 2025)
Developer shall prepare the website for live operation. Tasks include:

•	Server setup and configuration
•	Domain and SSL certificate configuration
•	Final deployment checks and launch readiness validation

Stage 8 – Quality Assurance & Testing (September 25, 2025 – September 30, 2025)
Developer shall ensure the website functions flawlessly across devices and browsers. Task include:

•	Functional testing of all features
•	Cross-browser and cross-device testing
•	Performance optimization and bug fixing

2. Term

The project shall commence on August 1, 2025 and is anticipated to be completed by September 30, 2025, subject to adjustments in accordance with Section 8 (Delays).

3. Payment Terms

3.1 The total value for all services described in this Agreement is USD $32,325, as outlined in Exhibit A.

3.2 On the Effective Date, Client shall pay the combined amount for Stage 1 – Project Management and Stage 2 – Discovery & Requirements Analysis, totaling USD $6,545. The Client may, at its discretion, pay a higher amount at this stage, including prepayments for upcoming stages.

3.3 Payments for the remaining stages shall be payable no later than October 29, 2025, which is one (1) month after the completion (September 30, 2025). The Client may, at any time, make partial or full payments for subsequent stages prior to their completion.

3.4 All payments shall be made via wire transfer to the Developer’s designated account.

4. Deliverables

Developer shall provide all deliverables as described in Exhibit A, ensuring they meet agreed specifications, responsive design requirements, and industry quality standards, with final delivery scheduled for September 30, 2025.

5. Acceptance of Work

Upon completion of each stage, Developer shall present the deliverables to Client for review. Client shall have five (5) business days to accept or reject the work in writing. Failure to provide feedback within the review period shall be deemed acceptance.

6. Change Requests

Any changes in scope, functionality, or schedule must be agreed upon in writing and may result in adjustments to the cost and/or timeline.

7. Intellectual Property Rights

All rights, title, and interest in the deliverables shall vest in the Client on September 30, 2025, upon delivery of the completed website, irrespective of payment status.

8. Delays

Developer shall not be liable for delays caused by Client’s failure to provide required materials, feedback, or approvals in a timely manner, or for delays due to circumstances beyond Developer’s reasonable control.

9. Warranties

Developer warrants that the deliverables will substantially conform to the specifications for a period of 30 calendar days after final acceptance.

10. Confidentiality

Each Party shall treat the other’s confidential information as strictly confidential and shall not disclose it to third parties without prior written consent, except as required by law.

11. Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, USA, or, at the option of the Parties, the laws of the Sultanate of Oman. The Parties agree to submit any disputes arising under this Agreement to the exclusive jurisdiction of the courts located in Wyoming, USA, or, at the option of the Parties, in Oman.

12. Entire Agreement

This Agreement, including Exhibit A, constitutes the entire agreement between the Parties and supersedes all prior oral or written understandings.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Developer: Universal Advanced Tech Solutions SPC Party to the Agreement: Nadiia Vernichenko Date: August 1, 2025 Signature: /s/ Nadiia Vernichenko	Client: Mira Qon Corporation Party to the Agreement: Cruz Membreno Lauro Roldan Date: August 1, 2025 Signature: /s/ Cruz Membreno Lauro Roldan

Exhibit A – Project Stages, Timeline, and Costs

Development Stage	Main Description	Sub-Stages Included	Estimated Hours	Rate (USD/hour)	Cost (USD)
Project Management	Overseeing all project stages to ensure timely delivery and quality standards are met.	• Kick-off meeting and communication setup • Reporting • Risk management and mitigation	35	85	2975
Discovery & Requirements Analysis	Gathering business needs and translating them into a technical roadmap.	• Market and competitor analysis • Technical requirements documentation	42	85	3570
UI/UX Design	Crafting an intuitive and visually appealing user interface.	• Wireframe creation • High-fidelity mockups • Responsive design adjustments	60	90	5400
Front-End Development	Building the website's interactive elements and layouts.	• HTML5 & CSS3 structure • JavaScript/React components • Responsive design implementation	58	95	5510
Back-End Development	Developing the server-side architecture and core functionality.	• Database design • Authentication and security implementation	62	95	5890
CMS Integration	Enabling non-technical staff to manage and update content easily.	• CMS installation • Custom template development • Content structuring	62	90	5580
Deployment & Launch Support	Preparing the website for live operation.	• Server setup • Domain & SSL configuration • Final deployment checks	15	85	1275
Quality Assurance & Testing	Ensuring all functionality works flawlessly across devices and browsers.	• Functional testing • Cross-browser and device testing • Performance optimization	25	85	2125
			359		$32,325

Developer: Universal Advanced Tech Solutions SPC Party to the Agreement: Nadiia Vernichenko Date: August 1, 2025 Signature: /s/ Nadiia Vernichenko	Client: Mira Qon Corporation Party to the Agreement: Cruz Membreno Lauro Roldan Date: August 1, 2025 Signature: /s/ Cruz Membreno Lauro Roldan